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INVESCO SENIOR LOAN FUND                                          SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:  8/31/2016
FILE NUMBER :       811-05845
SERIES NO.:         1

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
72DD.  1   Total income dividends for which record date passed during the period. (000's Omitted)
           Class A                          $   3,250
       2   Dividends for a second class of open-end company shares (000's Omitted)
           Class B                          $      63
           Class C                          $   2,880
           Class Y                          $      34
           Class IB                         $  15,915
           Class IC                         $   1,298

73A.       Payments per share outstanding during the entire current period: (form nnn.nnnn)
       1   Dividends from net investment income
           Class A                          $  0.1726
       2   Dividends for a second class of open-end company shares (form nnn.nnnn)
           Class B                          $  0.1726
           Class C                          $  0.1501
           Class Y                          $  0.1802
           Class IB                         $  0.1802
           Class IC                         $  0.1757

74U.   1   Number of shares outstanding (000's Omitted)
           Class A                             17,907
       2   Number of shares outstanding of a second class of open-end company shares (000's
           Omitted)
           Class B                                333
           Class C                             18,509
           Class Y                                206
           Class IB                            86,461
           Class IC                             7,271

74V.   1   Net asset value per share (to nearest cent)
           Class A                          $    6.40
       2   Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                          $    6.40
           Class C                          $    6.41
           Class Y                          $    6.40
           Class IB                         $    6.40
           Class IC                         $    6.40
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